Exhibit 99.1

IASIS Healthcare Announces Third Quarter 2015 Results

Revenue Growth of 8.5%; Adjusted EBITDA Growth of 25.2%

FRANKLIN, Tenn.--(BUSINESS WIRE)--August 13, 2015--IASIS Healthcare® LLC (“IASIS” or the “Company”) today announced financial and operating results for the fiscal third quarter and nine months ended June 30, 2015. The Company’s discontinued operations in the accompanying consolidated financial statements have been excluded from Consolidated Financial and Operating Data and Supplemental Consolidated Statements of Operations Information for the fiscal third quarters and nine month periods ended June 30, 2015 and 2014.

Key Financial & Operating Results

Third Quarter Fiscal 2015

Revenue for the third quarter totaled $686.3 million, an increase of 8.5% compared to $632.7 million in the prior year quarter. Adjusted EBITDA for the third quarter totaled $63.0 million, an increase of 25.2% compared to $50.3 million in the prior year quarter. Net earnings from continuing operations for the third quarter totaled $1.4 million, compared to a net loss from continuing operations of $11.3 million in the prior year quarter. Included in the Company’s operating results for the third quarter were $3.1 million in pre-opening and start-up losses related to the opening of a new hospital campus and $5.9 million in legal settlement and other non-recurring costs.

Acute care revenue for the third quarter totaled $474.9 million, an increase of 4.6% compared to the prior year quarter. In the third quarter, admissions increased 0.1% and adjusted admissions increased 2.3%, each compared to the prior year quarter. Adjusting for certain service line closures, in the third quarter, admissions increased 0.9% and adjusted admissions increased 3.1%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the third quarter increased 2.4% compared to the prior year quarter.

Premium, service and other revenue in the Company’s managed care risk platform for the third quarter totaled $211.4 million, an increase of 18.4% compared to the prior year quarter. Total lives served across all managed care division product lines increased 83.1% to 389,900 at June 30, 2015, which included a 22.2% increase in lives served by the Company’s managed Medicaid, Medicare and health insurance exchange plans.

For the third quarter, the medical loss ratio (“MLR”) associated with premium revenue across all health plans in the Company’s managed care risk platform was 87.4%, compared to 97.4% in the prior year quarter. The MLR for the third quarter of fiscal 2014 included increased medical costs associated with newly enrolled childless adult members resulting from the expansion of Arizona’s Medicaid program effective January 1, 2014. This newly enrolled childless adult population typically experiences more frequent medical utilization and higher acuity levels prior to effective management of their care. The reduced MLR for the third quarter of fiscal 2015 reflects the financial impact of effectively managing the care of these new members subsequent to their enrollment.

Year-to-Date Fiscal 2015

Revenue for the first nine months of fiscal 2015 totaled $2.05 billion, an increase of 10.6% compared to $1.86 billion in the prior year period. Adjusted EBITDA for the first nine months of fiscal 2015 totaled $193.6 million, an increase of 6.9% compared to $181.1 million in the prior year period. Net earnings from continuing operations for the first nine months of fiscal 2015 totaled $9.7 million, compared to a net loss from continuing operations of $6.2 million in the prior year period. Included in the Company’s operating results for the first nine months of fiscal 2015 were $3.7 million in pre-opening and start-up losses related to the opening of a new hospital campus and $8.5 million in legal settlement and other non-recurring costs.

Acute care revenue for the first nine months of fiscal 2015 totaled $1.41 billion, an increase of 4.2% compared to the prior year period. In the first nine months of fiscal 2015, admissions increased 1.4% and adjusted admissions increased 3.5%, each compared to the prior year period. Net patient revenue per adjusted admission in the first nine months of fiscal 2015 increased 1.0% compared to the prior year period.

Premium, service and other revenue in the Company’s managed care risk platform for the first nine months of fiscal 2015 totaled $642.3 million, an increase of 27.6% compared to the prior year period.

For the first nine months of fiscal 2015, the MLR associated with premium revenue across all health plans in the Company’s managed care risk platform was 87.4%, compared to 89.4% in the prior year period. The MLR for the first nine months of fiscal 2015, benefited from reduced medical costs resulting from the care management of childless adult members, who were newly enrolled as a result of the expansion of Arizona’s Medicaid program effective January 1, 2014.

Cash Flow Analysis

Cash flows provided by operating activities for the first nine months of fiscal 2015 totaled $60.0 million, compared to cash flows used in operating activities of $10.5 million in the prior year period. The prior year period was affected by the payment of $22.3 million in income taxes and other transaction costs associated with the Company’s sale-leaseback transaction at the end of fiscal 2013. During the first nine months of fiscal 2015, the Company collected $79.8 million in fiscal 2014 receivables related to the Texas Medicaid supplemental reimbursement programs.

Cash flows used in investing activities for the first nine months of fiscal 2015 totaled $76.4 million, compared to cash flows used in investing activities of $84.1 million in the prior year period. Included in the first nine months of fiscal 2015 were $42.6 million in proceeds received from the sale of the Company’s Nevada operations. Additionally, the Company has spent $28.0 million in the first nine months of fiscal 2015 related to the construction of a new hospital campus, which opened in June 2015.

Conference Call

A listen-only simulcast of IASIS’ third quarter 2015 conference call will be available by clicking the “Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on August 13, 2015. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare is a healthcare services company that seeks to deliver high-quality, cost-effective healthcare through a broad and differentiated set of capabilities and assets that include acute care hospitals with related patient access points and a diversified managed care risk platform. With total annual revenue of approximately $2.6 billion, IASIS, headquartered in Franklin, Tennessee, owns and operates 16 acute care hospitals, one behavioral hospital and multiple other access points, including 144 physician clinics, multiple outpatient surgical units, imaging centers, and investments in urgent care centers and on-site employer-based clinics. Health Choice, the Company’s managed care risk platform, delivers services to 389,900 covered lives through its multiple health plans, accountable care networks and agreements to serve as a management services organization ("MSO") with third party insurers. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2014, and as amended and restated in Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”), and other filings with the SEC.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the Company’s objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings (loss) from continuing operations before net interest expense, income tax expense, depreciation and amortization, stock-based compensation, net gain (loss) on disposal of assets, and management fees. Management fees represent monitoring and advisory fees paid to management companies affiliated with TPG and JLL. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from “adjusted EBITDA” as defined under the Company’s Senior Secured Credit Facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings (loss) from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC
Consolidated Statements of Operations (Unaudited)
(in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenues
Acute care revenue before provision for bad debts	$563,030	$531,380	$1,668,536	$1,613,457
Less: Provision for bad debts	(88,097)	(77,130)	(258,175)	(260,249)
Acute care revenue	474,933	454,250	1,410,361	1,353,208
Premium, service and other revenue	211,361	178,498	642,298	503,212
Total revenue	686,294	632,748	2,052,659	1,856,420

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,231, $5,679, $4,937, and $10,033, respectively)	228,899	221,446	697,098	664,453
Supplies	81,505	75,104	241,696	227,415
Medical claims	172,475	165,943	524,506	436,754
Rentals and leases	19,258	18,198	57,055	54,444
Other operating expenses	124,395	110,337	351,362	311,586
Medicare and Medicaid EHR incentives	(2,035)	(2,940)	(7,685)	(9,294)
Interest expense, net	31,905	32,267	96,122	98,300
Depreciation and amortization	26,276	23,422	70,462	70,648
Management fees	1,250	1,250	3,750	3,750
Total costs and expenses	683,928	645,027	2,034,366	1,858,056

Earnings (loss) from continuing operations before gain (loss) on disposal of assets and income taxes	2,366	(12,279)	18,293	(1,636)
Gain (loss) on disposal of assets, net	20	2,102	(434)	2,868

Earnings (loss) from continuing operations before income taxes	2,386	(10,177)	17,859	1,232
Income tax expense	1,018	1,138	8,111	7,387

Net earnings (loss) from continuing operations	1,368	(11,315)	9,748	(6,155)
Earnings (loss) from discontinued operations, net of income taxes	1,084	(6,199)	(2,222)	(5,786)

Net earnings (loss)	2,452	(17,514)	7,526	(11,941)
Net earnings attributable to non-controlling interests	(4,164)	(2,453)	(9,214)	(8,857)

Net loss attributable to IASIS Healthcare LLC	$(1,712)	$(19,967)	$(1,688)	$(20,798)

IASIS HEALTHCARE LLC
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2015	Sept. 30, 2014

ASSETS

Current assets
Cash and cash equivalents	$307,630	$341,180
Accounts receivable, net	322,187	305,654
Inventories	59,688	57,632
Deferred income taxes	1,003	1,987
Prepaid expenses and other current assets	227,341	216,563
Assets held for sale	–	50,151
Total current assets	917,849	973,167

Property and equipment, net	867,009	826,478
Goodwill	820,501	814,498
Other intangible assets, net	20,804	23,331
Other assets, net	58,816	62,362
Total assets	$2,684,979	$2,699,836

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$120,823	$128,359
Salaries and benefits payable	60,944	71,121
Accrued interest payable	9,843	28,820
Medical claims payable	95,678	79,449
Other accrued expenses and current liabilities	91,997	73,491
Current portion of long-term debt, capital leases and other long-term obligations	11,985	12,690
Liabilities held for sale	–	9,171
Total current liabilities	391,270	403,101

Long-term debt, capital leases and other long-term obligations	1,833,215	1,841,110
Deferred income taxes	107,789	100,499
Other long-term liabilities	111,527	117,289

Non-controlling interests with redemption rights	113,233	108,156

Equity
Member’s equity	119,537	120,005
Non-controlling interests	8,408	9,676
Total equity	127,945	129,681
Total liabilities and equity	$2,684,979	$2,699,836

IASIS HEALTHCARE LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net earnings (loss)	$7,526	$(11,941)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	70,462	70,648
Amortization of loan costs	5,913	5,559
Amortization of deferred gain from sale-leaseback	(1,872)	(1,872)
Change in physician minimum revenue guarantees	2,852	2,177
Stock-based compensation	4,937	10,033
Deferred income taxes	5,929	(1,015)
Income tax benefit from parent company	6	5
Loss (gain) on disposal of assets, net	434	(2,868)
Loss from discontinued operations, net	2,222	5,786
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(18,106)	(6,792)
Inventories, prepaid expenses and other current assets	(15,278)	(53,406)
Accounts payable, other accrued expenses and other accrued liabilities	(7,936)	10,552
Income taxes and other transaction costs payable related to sale-leaseback of real estate	–	(22,270)
Net cash provided by operating activities – continuing operations	57,089	4,596
Net cash provided by (used in) operating activities – discontinued operations	2,919	(15,140)
Net cash provided by (used in) operating activities	60,008	(10,544)

Cash flows from investing activities
Purchases of property and equipment	(106,604)	(76,084)
Cash paid for acquisitions, net	(11,324)	(1,038)
Cash received from divestiture	42,633	–
Proceeds from sale of assets	350	1,508
Change in other assets, net	(1,141)	(219)
Other, net	–	(3,025)
Net cash used in investing activities – continuing operations	(76,086)	(78,858)
Net cash used in investing activities – discontinued operations	(341)	(5,242)
Net cash used in investing activities	(76,427)	(84,100)

Cash flows from financing activities
Payment of long-term debt, capital leases and other long-term obligations	(9,801)	(10,084)
Distributions to non-controlling interests	(6,306)	(13,222)
Cash paid for the repurchase of non-controlling interests	(1,018)	(600)
Other	–	(1,838)
Net cash used in financing activities – continuing operations	(17,125)	(25,744)
Net cash used in financing activities – discontinued operations	(6)	(100)
Net cash used in financing activities	(17,131)	(25,844)

Change in cash and cash equivalents	(33,550)	(120,488)
Cash and cash equivalents at beginning of period	341,180	438,131
Cash and cash equivalents at end of period	$307,630	$317,643

Supplemental disclosure of cash flow information
Cash paid for interest	$111,847	$111,152
Cash paid for income taxes, net	$14,875	$39,030

IASIS HEALTHCARE LLC
Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Acute care operations (1)
Number of acute care hospital facilities at end of period	16	15	16	15
Licensed beds at end of period	3,644	3,601	3,644	3,601
Average length of stay (days)	4.9	5.0	5.0	5.0
Occupancy rates (average beds in service)	47.1%	47.8%	49.3%	48.6%
Admissions	24,961	24,930	76,643	75,576
Percentage change	0.1%		1.4%
Adjusted admissions	48,127	47,032	143,616	138,771
Percentage change	2.3%		3.5%
Patient days	122,793	123,985	383,983	378,095
Adjusted patient days	236,756	233,904	719,518	694,248
Surgeries	16,525	16,579	49,107	49,334
Emergency room visits	108,380	104,560	324,325	305,578
Outpatient revenue as a percentage of gross patient revenue	48.1%	47.0%	46.6%	45.5%

Managed care operations
Health plan lives	260,200	213,000	260,200	213,000
MSO lives	97,700	–	97,700	–
Accountable care network lives	32,000	–	32,000	–
Total lives	389,900	213,000	389,900	213,000
Medical loss ratio (2)	87.4%	97.4%	87.4%	89.4%

(1) Excludes the impact of the Company’s Nevada operations, which are reflected in discontinued operations.

(2) Represents medical claims expense as a percentage of premium revenue, including claims paid to the Company’s hospitals.

IASIS HEALTHCARE LLC
Supplemental Consolidated Statements of Operations Information (Unaudited)
(in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Consolidated Results
Net earnings (loss) from continuing operations	$1,368	$(11,315)	$9,748	$(6,155)
Add:
Interest expense, net	31,905	32,267	96,122	98,300
Income tax expense	1,018	1,138	8,111	7,387
Depreciation and amortization	26,276	23,422	70,462	70,648
Stock-based compensation	1,231	5,679	4,937	10,033
Loss (gain) on disposal of assets, net	(20)	(2,102)	434	(2,868)
Management fees	1,250	1,250	3,750	3,750
Adjusted EBITDA	$63,028	$50,339	$193,564	$181,095

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Cara Jackson, 615-467-1255
VP, Corporate Communications